Exhibit 99.2
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject
  to Section 16:                        [ ]

Name and Address:                       Standard General Master Fund L.P.
                                        Walkers SPV Limited, Walker House
                                        Mary Street, George Town
                                        Grand Cayman, Cayman Islands KY1-1002

Issuer and Ticker Symbol:               Penn Octane Corporation (POCC)

Date of Earliest Transaction:           12/27/07

Relationship to Issuer:                 10% Owner

Designated Filer:                       Standard General L.P.

TABLE I INFORMATION
Title of Security:                      Common Stock
Transaction Date:                       12/27/07
Transaction Code:                       P
Securities Acquired:                    24,000
Acquired or Disposed:                   A
Price:                                  $2.1751
Ownership Form:                         D
Amount Beneficially Owned After
  Transaction:                          2,692,478
Nature of Indirect Beneficial
  Ownership:


Signature:                              STANDARD GENERAL MASTER FUND L.P.


                                        By:  /s/ Scott Cohen
                                             -----------------------------------
                                             Name:   Scott Cohen
                                             Title:  Attorney-in-Fact